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                                                               B&W Draft 1/19/97

                           $

                   BLOCK MORTGAGE FINANCE, INC.

                     Block Mortgage Finance
            Asset-Backed Certificates, Series 1997-1,
                            Class A-1
                            Class A-2
                            Class A-3
                            Class A-4

UNDERWRITING AGREEMENT

January __, 1997

Morgan Stanley & Co. Incorporated
c/o Morgan Stanley & Co. Incorporated
as Representative of the Several
     Underwriters listed herein
1585 Broadway
New York, New York  10036

Dear Sirs:

     Block Mortgage Finance, Inc. (the "Depositor"), a wholly-owned, special purpose subsidiary of Companion Mortgage Corporation (the "Seller" or "Companion"), has authorized the issuance and sale of Block Mortgage Finance Asset-Backed Certificates, Series 1997-1, Class A-1, Class A-2 and Class A-3 Certificates (collectively, the "Fixed Rate Certificates") and Class A-4 Certificates (the "Adjustable Rate Certificates" and together with the Fixed Rate Certificates, the "Class A Certificates"), Class X-1 and Class X-2 Certificates (the "Class X Certificates") and the Class R Certificates (the "Class R Certificates" and together with the Class X Certificates, the "Private Certificates"). As used herein, the Class A Certificates, Class X Certificates and Class R Certificates are herein collectively referred to as the "Certificates." The Certificates evidence in the aggregate the beneficial interest in a pool of fixed and adjustable rate mortgage loans (the "Mortgage Loans"). The Fixed Rate Certificates will represent an undivided ownership interest in the group of Mortgage Loans (the "Fixed Rate Group") which are secured by fixed-rate first and second mortgages primarily on one- to four-family residential dwellings. The Adjustable Rate Certificates will represent an undivided ownership interest in the group of Mortgage Loans (the "Adjustable Rate Group" and together with the Fixed Rate Group, the "Loan Groups")

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which are secured by adjustable-rate first mortgages primarily on one- to four-family residential dwellings.

     Only the Class A Certificates are being purchased by the several underwriters named in Schedule B hereto (collectively, the "Underwriters"), at the price set forth in Schedule A.

     The Certificates will be issued under a pooling and servicing agreement (the "Pooling and Servicing Agreement"), dated as of January 1, 1997 among the Depositor, the Seller, Block Financial Corporation, as master servicer (the "Master Servicer"), and Bankers Trust Company of California N.A., as trustee (the "Trustee"). The Seller, pursuant to the terms of the Pooling and Servicing Agreement, will transfer to the Depositor all of its right, title and interest in and to the Mortgage Loans as of the Cut-Off Date and the collateral securing each Mortgage Loan. The Certificates will evidence fractional undivided interests in the property held in trust for the holders of such Certificates (the "Trust"). The assets of the Trust will include, among other things: the Mortgage Loans conveyed to the Trust on January __, 1997 (the "Mortgage Loans") and such amounts as may be held by the Trustee in the Certificate Account, Distribution Account and any other accounts held by the Trustee for the Trust. The aggregate undivided interest in the Trust represented by the Class A Certificates initially will be equal to $[___________] of principal, which represents 100% of the outstanding principal balances of the Mortgage Loans as of [_____________] (the "Cut-Off Date") and the amount on deposit in the Pre-Funding Account on the Closing Date. The Class A Certificates will have the benefit of two financial guaranty insurance policies (each, a "Policy") issued by MBIA Insurance Corporation, (the "Certificate Insurer") a principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company, pursuant to an Insurance Agreement (the "Insurance Agreement") dated as of [_____________] among the Seller, the Master Servicer, the Depositor, H&R Block Corporation, as guarantor, NF Investments Inc., as servicer and the Certificate Insurer. Forms of the Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement (hereinafter defined).

     An election will be made to treat the assets of the Trust as a "real estate mortgage investment conduit" (the "REMIC") for federal income tax purposes. The Class A Certificates and the Class X Certificates will represent beneficial ownership of "regular interests" in the Master REMIC and the Class R Certificates will represent beneficial ownership of "residual interests" in each of the Subsidiary REMIC and the Master REMIC.

     The Class A Certificates are more fully described in a Registration Statement which the Depositor has furnished to the Underwriters. Capitalized terms used but not defined herein shall have the meanings given to them in the Pooling and Servicing Agreement.

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     This Underwriting Agreement, the Pooling and Servicing Agreement, the
Insurance Agreement and the Indemnification Agreement are referred to collectively herein as the "Agreements".

     The Depositor understands that the Underwriters propose to make a public offering of the Class A Certificates as soon as the Underwriters deem advisable after the date hereof.

     The Depositor and the Trust have filed with the Securities and Exchange Commission (the "Commission") on October 15, 1996 a registration statement on Form S-3, including a form of prospectus relating to the Class A Certificates (Nos. 333-14041) and have filed such amendments thereto as may have been required to the date hereof, and pursuant to the provisions hereof shall file such post-effective amendments thereto as may hereafter be required pursuant to the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations of the Commission thereunder (the "Rules and Regulations"). Such registration statement (as amended, if applicable) and the prospectus and prospectus supplement relating to the offering of the Class A Certificates constituting a part thereof filed by the Depositor are referred to herein as the "Registration Statement" and the "Prospectus," respectively; and any reference herein to any amendment or supplement with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any information deemed to be a part thereof pursuant to Rule 430A under the 1933 Act.

     SECTION 1. Representations and Warranties of the Depositor and the Seller. Each of the Seller and the Depositor, each as to itself, represents and warrants to, and agrees with the Underwriters that:

     (a) The Registration Statement has become effective under the 1933 Act. The Registration Statement complies, and any amendment to the Registration Statement at the time such amended Registration Statement becomes effective will comply, in all material respects with the requirements of the 1933 Act and the Rules and Regulations. The Registration Statement at the time such Registration Statement became effective did not, and any amendment to the Registration Statement at the time such amended Registration Statement becomes effective will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date did not, and the Prospectus as amended or supplemented as of the Closing Time (as defined herein) will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to omissions of information from the Registration Statement or Prospectus that are solely included in the Computational Materials distributed by an Underwriter in violation of Section

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2(a) hereof or statements in, or omissions from, the Registration Statement or
Prospectus made in reliance upon and in conformity with information furnished to the Depositor in writing by the Underwriters or the Certificate Insurer expressly for use in the Registration Statement or Prospectus. Assuming compliance by each Underwriter with Section 2(a) hereof, the conditions to the use by the Depositor of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the

Registration Statement pursuant to the 1933 Act or the Rules and Regulations that have not been so filed on or prior to the effective date of the Registration Statement.

     (b) Since the respective dates as of which information is given in the Prospectus, or the Prospectus as amended and supplemented at the Closing Time, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of any of the Servicer, the Master Servicer, the Seller or the Depositor or of their subsidiaries, otherwise than as set forth in the Prospectus or the Prospectus as amended and supplemented at the Closing Time.

     (c) Each of the Servicer, the Master Servicer, the Seller and the Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, with the full right, power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, as applicable, and to cause the Certificates to be issued; each of the Servicer, the Master Servicer and the Seller is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction which requires such qualification, except where failure to be so qualified would not have a material adverse effect on the business or financial condition of any of the Servicer, the Master Servicer or the Seller; and [the Master Servicer and the Servicer are each duly authorized under the statutes that regulate the business of making first and junior lien mortgage loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws," or "sales finance laws"),] or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which any of them do business the businesses as currently conducted therein by any of them.

     (d) There are no legal or governmental proceedings pending to which the Master Servicer, the Servicer, the Seller or the Depositor is a party or of which any property of the Master Servicer, the Servicer, the Seller or the Depositor is the subject, which if determined adversely to the Master Servicer, the Servicer,

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the Seller or the Depositor would individually or in the aggregate have a material adverse effect on the financial position, shareholders' equity or results of operations of the Master Servicer, the Servicer, the Seller or the Depositor; and to the best knowledge of the Depositor and the Seller, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

     (e) This Agreement has been duly authorized, executed and delivered by the Seller and the Depositor, and the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, when executed and delivered as contemplated hereby and thereby, will have been duly authorized, executed and delivered by the Seller, the Depositor, the Master Servicer, the

Servicer, the Trustee, the Underwriter and the Certificate Insurer, as appropriate, and this Agreement constitutes, and the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement when executed and delivered as contemplated herein and therein will constitute, legal, valid and binding instruments enforceable against the Seller, the Depositor, the Master Servicer or the Servicer, as applicable, in accordance with their respective terms, subject as to enforceability (i) to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, (ii) to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) with respect to rights of indemnity under this Agreement and the Indemnification Agreement, to limitations of public policy under applicable securities laws.

     (f) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, and the fulfillment of the terms of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Indemnification Agreement, do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of the Master Servicer, the Servicer, the Depositor or the Seller; any statute, order or regulation applicable to the Master Servicer, the Servicer, the Depositor or the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Master Servicer, the Servicer, the Depositor or the Seller; and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Master Servicer, the Servicer, the Depositor or the Seller pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Master Servicer, the Servicer, the Depositor or the Seller is a party or by which the Master Servicer, the Servicer, the Depositor or the Seller may be bound or to which any of the property or assets of the Master Servicer, the Servicer, the Depositor or the Seller may be subject,

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except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Master Servicer, the Depositor, the Servicer or the Seller or materially adverse to the transactions contemplated by this Agreement.

     (g) Deloitte & Touche LLP is an independent public accountant with respect to the Master Servicer, the Servicer, the Depositor and the Seller as required by the 1933 Act and the Rules and Regulations.

     (h) The direction by the Depositor to the Trustee to execute, countersign, issue and deliver the Certificates has been duly authorized by the Depositor, and assuming the Trustee has been duly authorized to do so, when executed, countersigned, issued and delivered by the Trustee in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits provided by the Pooling and

Servicing Agreement.

     (i) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance or sale of the Class A Certificates, or the consummation by the Master Servicer, the Servicer, the Depositor or the Seller of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement or the Indemnification Agreement, as applicable except the registration under the 1933 Act of the Class A Certificates and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the issuance of the Class A Certificates and the purchase and distribution of the Class A Certificates by the Underwriters or as have been obtained.

     (j) The Master Servicer, the Servicer, the Depositor and the Seller possesses all material licenses, certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now conducted by it and as described in the Prospectus, and none of the Master Servicer, the Servicer, the Depositor or the Seller has received notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of its business, operations or financial condition.

     (k) At the time of execution and delivery of the Pooling and Servicing Agreement, with respect to the Initial Mortgage Loans, and, with respect to the Subsequent Mortgage Loans and Eligible Substitute Mortgage Loans, as of the date on which such Mortgage Loan is transferred to the Trust (each, a "Transfer Date"), the Seller (i) will have good and marketable title to the Trust Balance of each such Mortgage Loan being transferred by it to the Depositor

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and to the Transferred Assets being transferred by it to the Trustee, free and clear of any lien, mortgage pledge, charge, encumbrance, adverse claim or other security interest (collectively "Liens"), other than, with respect to a second or more junior lien Mortgage Loan, the Lien of the related Senior Lien, (ii) will not have assigned to any person any of its right, title or interest in or to such Trust Balances or Transferred Assets and (iii) will have the power and authority to sell such Trust Balances to the Depositor and to assign the Transferred Assets to the Trustee; and upon the consummation of the sale and the assignment provided for pursuant to the terms of the Receivables Purchase Agreement and the Transfer Agreement, respectively, the Seller and the Trustee will have acquired beneficial ownership of all the related Subservicer's right, title and interest in and to the Trust Balances and Transferred Assets, respectively, other than the right or obligation to fund additional draws.

     (l) At the time of execution and delivery of the Pooling and Servicing Agreement, with respect to the Initial Mortgage Loans, and as of the applicable Transfer Date, with respect to the Additional Mortgage Loans, the Depositor (i) will have good and marketable title to the Trust Balance of each such Mortgage

Loan being transferred by it to the Trustee pursuant to the Pooling and Servicing Agreement, free and clear of and Liens other than, with respect to a second or more junior lien Mortgage Loan, the Lien of the related Senior Lien,
(ii) will not have assigned to any person any of its right, title or interest in or to such Trust Balances or under the Pooling and Servicing Agreement or the Certificates being issued pursuant thereto and (iii) will have the power and authority to sell such Trust Balances to the Trustee and to sell the Class A Certificates to the Underwriters, and upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor's right, title and interest in and to the Mortgage Loans, other than the right or obligation to fund additional draws, and upon delivery to the Underwriters of the Class A Certificates, the Underwriters will have good and marketable title to the Class A Certificates, in each case free of Liens except, in the case of the Mortgage Loans, to the extent disclosed in the Prospectus.

     (m) As of the Cut-Off Date for the Initial Mortgage Loans, each of the Initial Mortgage Loans will meet the eligibility criteria described in the Prospectus and the Pooling and Servicing Agreement and as of the Subsequent Cut-Off Date for the Additional or Subsequent Mortgage Loans and any Eligible Substitute Mortgage Loans and each of the Additional Mortgage Loans, as applicable, will meet the eligibility criteria applicable thereto described in the Pooling and Servicing Agreement.

     (n) Neither the Master Servicer, the Servicer, the Seller, the Depositor nor the Trust created by the Pooling and Servicing Agreement will conduct their operations while any of the Class A Certificates are outstanding in a manner that would require the Master Servicer, the Seller, the Servicer, the Depositor or the

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Trust to be registered as an "investment company" under the Investment Company
Act of 1940, as amended (the "1940 Act"), as in effect on the date hereof or require the Trust to be registered under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") as in effect on the date hereof.

     (o) At the Closing Time, the Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Prospectus.

     (p) At the Closing Time, the Class A Certificates shall have been rated in the highest rating category by at least two nationally recognized rating agencies.

     (q) Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of this Agreement, the Pooling and Servicing Agreement, the Insurance Agreement and the Certificates have been paid or will be paid at or prior to the Closing Time.

     (r) At the Closing Time, each of the representations and warranties of the Seller and the Depositor with respect to the Initial Mortgage Loans set forth in the Pooling and Servicing Agreement and the Insurance Agreement will be true and correct in all material respects.

     Any certificate signed by an officer of the Master Servicer, the Depositor, the Servicer or the Seller and delivered to you or counsel for the Underwriters in connection with an offering of the Class A Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

     SECTION 2. Representations and Warranties of the Underwriters. Each Underwriter severally, and not jointly, represents and warrants to, and agrees with the other Underwriter, the Master Servicer, the Seller and the Depositor that:

     (a) During the period commencing on the effective date of the Registration Statement and ending on the date the Prospectus is delivered to a prospective investor, such Underwriter has not furnished and will not furnish, in writing or by electronic transmission, Computational Materials relating to the Class A Certificates to any such prospective investor except as otherwise contained in the Preliminary Prospectus dated January __, 1997 relating to the Class A Certificates. For purposes of this Underwriting Agreement, "Computational Materials" shall mean any "written ABS Term Sheet" or "computational materials" as such terms are defined in the letter dated February 17, 1995 of the Office of Chief Counsel, Division of Corporation Finance of the Securities and Exchange Commission to the Public Securities Association (including computer generated tables displaying information relating to the yield, average life, duration, expected maturity,

                                       8
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interest rate sensitivity or cash flow characteristics of the Class A
Certificates under a variety of possible prepayment scenarios, certain factual information regarding the financial terms of the offering, including the anticipated ratings for each class of Certificates, as well as background information concerning the Mortgage Loans, or any descriptive data about the underlying Mortgage Loans, such as their individual and weighted average coupons, maturities and loan-to-value ratios or geographical distribution of the Mortgage Properties related thereto, and the proposed structure of the Class A Certificates); provided, however, that Computational Materials shall not be deemed to include any materials which do not otherwise constitute a prospectus within the meaning of Section 2(10) under the 1933 Act or which are permitted by the Rules and Regulations, including, but not limited to, Rule 134 and Rule 139 thereunder.

     (b) Each Underwriter acknowledges that the Master Servicer, the Seller and the Depositor will not be deemed to have breached any representation and warranty or to have failed to satisfy any other agreement contained herein, to the extent any such breach or failure on the part of such party resulted solely from an Underwriter's breach of the representation and warranty set forth in clause (a) above; provided, however, that the rights and obligations otherwise available pursuant to Sections 9 and 10 hereof are not limited solely as a result of an Underwriter's breach of the representation and warranty set forth in clause (a) above.


     SECTION 3. Purchase and Sale. The commitment of the Underwriters to purchase the Class A Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations and warranties of the Master Servicer, the Depositor and the Seller herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue, and agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly (except as provided in Section 13 hereof), to purchase from the Depositor, at the purchase price for each Class A Certificate set forth on Schedule A hereto, the respective principal amount of Class A Certificates set forth opposite the name of such Underwriter on Schedule A hereto.

     SECTION 4. Delivery and Payment. Payment of the purchase price for, and delivery of, any Class A Certificates to be purchased by the Underwriters shall be made at the office of Brown & Wood LLP, One World Trade Center, New York, New York, or at such other place as shall be agreed upon by you, the Depositor, the Seller and the Master Servicer, at 10:00 a.m. New York City time on January __, 1997 or at such other time or date as shall be agreed upon in writing by you, the Depositor, the Seller and the Master Servicer (the "Closing Date"). The Class A Certificates will be delivered in book-entry form through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System. Payment shall be made to the Depositor by wire transfer of same day

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funds payable to the account of the Depositor. Delivery of the Class A
Certificates shall be made to you for the respective accounts of the Underwriters against payment of the purchase price thereof. Such Class A Certificates shall be in such denominations and registered in such names as you may request in writing at least one business day prior to the Closing Date. Such Class A Certificates, which may be in temporary form, will be made available for examination and packaging by you no later than 3:00 p.m. New York City time on the first business day prior to the Closing Date.

     SECTION 5. Offering by the Underwriters. It is understood that the Underwriters propose to offer the Class A Certificates for sale to the public as set forth in the Prospectus.

     SECTION 6. Covenants of the Seller, the Depositor and the Master Servicer. The Seller, the Depositor and the Master Servicer covenant with each of the Underwriters as follows:

     (a) If at any time when the Prospectus as amended or supplemented is required by the 1933 Act to be delivered in connection with sales of the Class A Certificates by the Underwriters, any event shall occur or condition exist as a result of which it is necessary, in the opinion of your counsel or counsel for the Depositor, to further amend or supplement the Prospectus as then amended or supplemented in order that the Prospectus as amended or supplemented will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of any such counsel at any such time to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented in order to comply with the requirements of the 1933 Act or the Rules and Regulations thereunder, or if required by such Rules and Regulations, including Rule 430A thereunder, to file a post-effective amendment to such Registration Statement (including an amended Prospectus), the Depositor will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement comply with such requirements, and within two business days will furnish to the Underwriters as many copies of the Prospectus, as amended or supplemented, as you shall reasonably request; provided, however, that the Depositor shall not be required to amend or supplement the Registration Statement or the Prospectus as a result of any Underwriter's breach of the representation and warranty set forth in Section 2(a) hereof.

     (b) The Depositor will give you reasonable notice of its intention to file any amendment to the Registration Statement, the Prospectus or the Prospectus as amended or supplemented, pursuant to the 1933 Act, will furnish you with copies of any such amendment or supplement proposed to be filed a reasonable time in advance of filing, and will not file any such amendment or supplement to which you or your counsel shall object.

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     (c) The Depositor will notify you immediately, and confirm the notice in writing, (i) of the effectiveness of any amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of any supplement to the Prospectus or the Prospectus as amended or supplemented,
(iii) of the receipt of any comments from the Commission with respect to the Registration Statement or the Prospectus or the Prospectus as amended or supplemented, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information and (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Depositor will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

     (d) The Depositor will deliver to you as many signed and as many conformed copies of the Registration Statement (as originally filed) and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated by reference in the Prospectus) as you may reasonably request.

     (e) The Depositor will make generally available to holders of the Class A Certificates as soon as practicable, but in any event not later than 120 days after the close of the period covered thereby, an earnings statement of the Trust (which need not be audited) complying with Section 11(a) of the 1933 Act and the Rules and Regulations (including, at the option of the Seller, Rule
158) and covering a period of at least twelve consecutive months beginning not later than the first day of the first fiscal quarter following the Closing Date.

     (f) The Depositor will endeavor, in cooperation with you, to qualify the

Class A Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate, and will maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Class A Certificates. The Depositor will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Class A Certificates have been qualified as above provided.

     (g) Neither the Depositor nor the Master Servicer will, without your prior written consent, publicly offer or sell or contract to sell any mortgage pass-through certificates, mortgage pass-through notes or collateralized mortgage obligations or other similar securities representing interests in or secured by other mortgage-related assets originated or owned by the Depositor or the Master Servicer for a period of five days following the commencement of the offering of the Class A Certificates to the public.

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     (h) So long as the Class A Certificates shall be outstanding, the
Depositor will deliver to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to Section ___ of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section ____ of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee.

     (i) The Depositor will apply the net proceeds from the sale of the Class A Certificates in the manner set forth in the Prospectus.

     (j) If, between the date hereof and the Closing Date, to the knowledge of the Master Servicer, the Seller or the Depositor there are any legal or governmental proceedings instituted or threatened against the Master Servicer, the Seller or the Depositor which, if determined adversely to the Master Servicer, the Seller or the Depositor, would individually or in the aggregate have a material adverse effect on the financial condition, shareholders' equity or results of operations of the Master Servicer, the Seller or the Depositor, the Master Servicer, the Seller and the Depositor, as applicable, will give prompt written notice thereof to the Underwriters.

     SECTION 7. Conditions to the Underwriters' Obligations. The obligations of the Underwriters to purchase the Class A Certificates pursuant to this Agreement are subject to the accuracy on and as of the Closing Date of the representations and warranties on the part of the Master Servicer, the Depositor and the Seller herein contained, to the material accuracy of the statements of officers of the Seller, the Depositor and the Master Servicer, respectively, made pursuant hereto, to the performance by the Seller, the Depositor and the Master Servicer of all of their respective obligations hereunder and to the following conditions at the Closing Date:

     (a)(i) The Registration Statement shall have been declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, any price-related information previously omitted from the effective Registration Statement pursuant to Rule 430A under the 1933 Act shall have been transmitted to the Commission for filing pursuant to Rule 424(b) under the 1933 Act within the prescribed time period, and the Depositor shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment to the Registration Statement providing such information shall have been promptly filed with the Commission and declared effective in accordance with the requirements of Rule 430A under the 1933 Act, and prior to the Closing Date the Depositor shall have provided evidence satisfactory to the Underwriters of such effectiveness and (ii)there shall not have come to your attention any facts that would cause you to believe that the Prospectus, at the time it was required to be delivered to a purchaser of the Class A Certificates, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The Underwriters shall have received the favorable opinion, dated the date of the Closing Date, of _________________, L.L.P., as special counsel to the Depositor and the Master Servicer, in the form attached hereto as Exhibit A.

     (c) The Underwriters shall have received the favorable opinion, dated the date of the Closing Date, of the Master Servicer, in form and substance satisfactory to the Underwriters, to the effect that:

          (i) the Master Servicer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement.

          (ii) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power to own its properties, to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement.

          (iii) the Master Servicer has full corporate power and authority to serve in the capacity of master servicer of the Mortgage Loans as contemplated in the Pooling and Servicing Agreement.

          (iv) The Depositor and the Master Servicer is duly authorized under relevant statutes, laws and court decisions, to conduct in the various jurisdictions in which they do business the respective businesses therein currently conducted by them, except where failure to be so permitted or failure to be so authorized will not have a material adverse effect on the business or financial condition of the Depositor or the Master Servicer, and the Master Servicer is duly authorized under the statutes which regulate the business of making loans or of financing the sale of goods (commonly called "small loan laws," "consumer finance laws" or "sales finance laws"), or are permitted under the general interest statutes and related laws and court decisions, to conduct in the various jurisdictions in which it does business the businesses as currently conducted therein by it.

          (v) Neither the Depositor nor the Master Servicer is in violation of its Certificate or Articles of Incorporation or

     Bylaws or, to the best of such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument known to such counsel to which the Depositor or Master Servicer is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or the Master Servicer or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor or of the Master Servicer.

          (vi) This Agreement, the Pooling and Servicing Agreement and the Insurance Agreement have been duly authorized, executed and delivered by the Seller, the Depositor, and the Master Servicer and, assuming the due authorization, execution and delivery of such agreements by the other parties thereto, such agreements constitute the valid and binding obligation of each of the Seller, the Depositor and the Master Servicer and, enforceable against each of the Seller, the Depositor and the Master Servicer, in accordance with their respective terms, and in accordance with their terms, except that in each case as to enforceability (A) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (C) the enforceability as to rights to indemnification under this Agreement and the Insurance Agreement (to the extent indemnification under such Agreements relates to liability under the 1933 Act) may be subject to limitations of public policy under applicable securities laws.

          (vii) The issuance and delivery of the Certificates, the consummation of any other of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Insurance Agreement, or the fulfillment of the terms of this Agreement, the Pooling and Servicing Agreement or the Insurance Agreement do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of the Depositor or, to the best of such counsel's knowledge, any statute, order or regulation applicable to the Depositor of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Depositor and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Depositor pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Depositor is a party or by which the Depositor may be bound or to which any of the property or assets of the Depositor may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Depositor or materially adverse to the transactions contemplated by this Agreement.

          (viii) The consummation of any of the transactions contemplated herein or in the Pooling and Servicing Agreement or the Insurance Agreement, or the fulfillment of the terms of this Agreement or the Pooling and Servicing Agreement or the Insurance Agreement, do not and will not conflict with or violate any term or provision of the Certificate or Articles of Incorporation or Bylaws of the Master Servicer or, to the best of such counsel's knowledge, any statute, order or regulation applicable to the Master Servicer, and do not and will not conflict with, result in a breach or violation or the acceleration of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Master Servicer pursuant to the terms of, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Master Servicer is a party or by which the Master Servicer may be bound or to which any of the property or assets of the Master Servicer may be subject except for conflicts, violations, breaches, accelerations and defaults which would not, individually or in the aggregate, be materially adverse to the Master Servicer or materially adverse to the transactions contemplated by this Agreement.

          (ix) The direction by the Depositor to the Trustee to execute, issue, countersign and deliver the Certificates has been duly authorized by the Depositor and, assuming that the Trustee has been duly authorized to do so and when executed and countersigned and delivered by the Trustee against payment of the agreed upon consideration therefor in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and will be entitled to the benefits of the Pooling and Servicing Agreement.

          (x) To the best of such counsel's knowledge, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Class A Certificates and the sale of the Class A Certificates to the Underwriters, or the consummation by the Seller, the Depositor and the Master Servicer of the other transactions contemplated by this Agreement, the Pooling and Servicing Agreement and the Insurance Agreement, except the registration under the 1933 Act of the Class A

     Certificates and such consents, approvals, authorizations, registrations or qualifications as may be required under State securities or Blue Sky laws in connection with the issuance of the Class A Certificates and the purchase and distribution of the Class A Certificates by the Underwriters or as have been obtained.

          (xi) The Registration Statement is effective under the 1933 Act and to the best of such counsel's knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

          (xii) The conditions to the use by the Depositor of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions to Form S-3, have been satisfied with respect to the Registration Statement and the Prospectus. To the best of such counsel's knowledge, there are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the Rules and Regulations thereunder which have not been so filed. The statements in the Prospectus under the caption "Risk Factors--Legal Considerations" and under the caption "Certain Legal Aspects of the Primary Assets", to the extent that statements in such sections constitute matters of law or legal conclusions with respect thereto, have been reviewed by attorneys under such counsel's supervision and are complete and correct in all material respects.

          (xiii) There are no actions, proceedings or investigations pending before or, to the best knowledge of such counsel, threatened by any court, administrative agency or other tribunal to which the Master Servicer, the Depositor or the Seller is a party or of which any of their respective properties is the subject (A) which if determined adversely to the Master Servicer, the Depositor or the Seller would have a material adverse effect on the business or financial condition of the Master Servicer, the Depositor or the Seller, (B) asserting the invalidity of the Pooling and Servicing Agreement and the Insurance Agreement, or the Certificates, (C) seeking to prevent the issuance of the Certificates or the consummation by the Master Servicer, the Depositor or the Seller of any of the transactions contemplated by the Pooling and Servicing Agreement, the Insurance Agreement and this Agreement, as the case may be, or (D) which might materially and adversely affect the performance by the Master Servicer, the Depositor or the Seller of their respective obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement, the Insurance Agreement, this Agreement, or the Certificates.

          (xiv) The Registration Statement at the time it became effective, and any amendment thereto at the time such amendment becomes effective (other than the information set forth under "Credit Enhancement--Description of the Certificate Insurer," "Experts" and financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion), complied as to form in all material respects with the applicable requirements of the 1933 Act and the Rules and Regulations thereunder.

          (xv) Such counsel has no reason to believe that (A) the Registration Statement and the Prospectus, as of the date the Registration Statement became effective, or the Registration Statement (excluding the exhibits thereto) as of the date that the most recent post-effective amendment thereto became effective, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (B) the Prospectus, as of its date and the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion as to information set forth under the caption "Credit Enhancement--Description of the Certificate Insurer," "Experts" and the financial statements or other financial and statistical data contained or incorporated by reference in the Registration Statement).

     Such opinion may express its reliance as to factual matters on the representations and warranties made by the parties hereto, and on certificates or other documents furnished by officers of such parties to the instruments and documents referred to therein. Such opinion may be qualified, insofar as it concerns the enforceability of the documents referred to therein, to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights in general, or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and no opinion need be given as to the enforceability of Section 9 of this Agreement.

     (d) The Underwriters shall have received the favorable opinion of counsel to the Trustee, dated the date of the Closing Date, addressed to the Underwriters and in form and scope satisfactory to counsel to the Underwriters, to the effect that:

          (i) The Trustee has duly authorized, executed and delivered the Pooling and Servicing Agreement, and the Insurance Agreement, which constitute the valid and legally binding agreements of the Trustee, are enforceable against the Trustee in accordance with their terms, subject, as to enforcement of remedies, (A) to applicable bankruptcy, insolvency, reorganization, and other similar laws affecting the rights of creditors generally and (B) to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (ii) The Trustee has duly executed and countersigned the Certificates issued on the date thereof on behalf of the Trust.

          (iii) The execution and delivery by the Trustee of the Pooling and Servicing Agreement, and the Insurance Agreement and the performance by the Trustee of its obligations thereunder do not conflict with or result in a violation of the Organization Certificate or Bylaws of the Trustee.

          (iv) The Trustee has full power and authority to execute and deliver the Pooling and Servicing Agreement, and the Insurance Agreement and to perform its obligations thereunder.

          (v) To the best of such counsel's knowledge, there are no actions, proceedings or investigations pending or threatened against or affecting the Trustee before or by any court, arbitrator, administrative agency or other governmental authority which, if adversely decided, would materially and adversely affect the ability of the Trustee to carry out the transactions contemplated in the Pooling and Servicing Agreement, and the Insurance Agreement.

          (vi) No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body of the United States of America or any state thereof is required for the execution, delivery or performance by the Trustee of the Pooling and Servicing Agreement, and the Insurance Agreement.

     (e) The Underwriters shall have received the favorable opinion or opinions, dated the date of the Closing Date, of Brown & Wood LLP, as counsel for the Underwriters, with respect to the issuance of the Class A Certificates and the sale of the Class A Certificates to the Underwriters, the Registration Statement, this Agreement, the Prospectus and such other related matters as the Underwriters may require.

     (f) The Underwriters shall have received the favorable opinion, dated the date of the Closing Date, of Kutak Rock, special counsel for the Certificate Insurer, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

          (i) The Certificate Insurer is duly incorporated, validly existing and in good standing under the laws of the State of New York.

          (ii) The Certificate Insurer has the corporate power to execute and deliver, and to take all action required of it under, the Insurance Agreement, the Insurance Indemnification Agreement (as defined herein) and the Policy.

          (iii) The execution, delivery and performance by the Certificate Insurer of the Insurance Agreement, the Insurance Indemnification Agreement and the Policy do not require the consent or approval of, the giving of notice to, the prior registration with, or the taking of any other action in respect of, any state or other governmental agency or authority that has not previously been obtained or effected.

          (iv) The Policy, the Insurance Agreement and the Insurance Indemnification Agreement have been duly authorized, executed and delivered by the Certificate Insurer and, assuming due authorization, execution and delivery of the Insurance Agreement and the Insurance Indemnification Agreement by the parties thereto (other than the Certificate Insurer), each of the Policy, the Insurance Agreement and the Insurance Indemnification Agreement constitutes the legally valid and binding obligation of the Certificate Insurer, enforceable in accordance with its respective terms subject, as to enforcement, to (A) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect, and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Certificate Insurer, (B) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought and (C) the enforceability of rights to indemnification under the Insurance Indemnification Agreement may be subject to limitations of public policy under applicable securities laws.

          (v) The Policy is not required to be registered under the 1933 Act.

     (g) The Underwriters shall have received an opinion, dated the date of the Closing Date, of Morrison & Hecker, L.L.P. as special counsel to the Seller, the Depositor and the Master Servicer, addressed to the Seller, the Depositor and satisfactory to the Certificate Insurer, Standard & Poor's Ratings Services and Moody's Investors Service, Inc., relating to the sale of the Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trust and such counsel shall have consented to reliance by the Certificate Insurer, Standard & Poor's Ratings Services and Moody's Investors Service, Inc. and the Underwriters on such opinion as though such opinion had been addressed to each such party.

     (h) Each of the Seller, the Depositor and the Master Servicer shall have furnished to the Underwriters a certificate signed on behalf of the Seller, the Depositor and the Master Servicer by an accounting or financial officer thereof, dated the date of the Closing Date, as to (i) the accuracy of the representations and warranties of the Master Servicer, the Depositor and the Seller herein at and as of the Closing Date,
(ii) there being no legal or governmental proceedings pending, other than those, if any, referred to in the Prospectus or the Prospectus as amended or supplemented, as the case may be, to which the Seller, the Depositor or the

Master Servicer is a party or of which any property of the Seller, the Depositor or the Master Servicer is the subject, which, in the judgment of the Seller, the Depositor or the Master Servicer, as applicable, have a reasonable likelihood of resulting in a material adverse change in the financial condition, shareholders' equity or results of operations of the Seller, the Depositor and the Master Servicer; and to the best knowledge of each of the Seller, the Depositor or the Master Servicer, as applicable, no such proceedings are threatened or contemplated by governmental authorities or threatened by others, (iii) the performance by the Seller, the Depositor and the Master Servicer of all of their respective obligations hereunder to be performed at or prior to the Closing Date, and (iv) such other matters as you may reasonably request.

     (i) The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by one or more duly authorized officers of the Trustee, dated the date of the Closing Date, as to the due authorization, execution and delivery of the Pooling and Servicing Agreement by the Trustee and the acceptance by the Trustee of the trust created by the Pooling and Servicing Agreement and the due execution and delivery of the Certificates by the Trustee thereunder and such other matters as you shall reasonably request.

     (j) An Insurance Indemnification Agreement shall have been entered into between the Certificate Insurer, the Master Servicer, the Depositor, the Seller and the Underwriters, in which the Certificate Insurer will represent to the Underwriters, among other representations, that (i) the information under the captions "Description of the Certificate Insurer," and "Credit Enhancement--Description of the Certificate Insurance Policies" in the Prospectus was approved by the Certificate Insurer and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make such statements therein, in the light of the circumstances under which they were made, not misleading and (ii) there has been no change in the financial condition of the Certificate Insurer since September 30, 1996 which would have a material adverse effect on the Certificate Insurer's ability to meet its obligations under the Policy.

     (k) The Policies shall have been issued by the Certificate Insurer pursuant to the Insurance Agreement and shall have been duly countersigned by an authorized agent of the Certificate Insurer, if so required under applicable state law or regulation.

     (l) The Class A Certificates shall have been rated "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc.

     (m) Counsel and special counsel to the Master Servicer, the Depositor and the Seller shall have furnished to the Underwriters any opinions supplied to the rating agencies relating to certain matters with respect to the Class A Certificates.

     (n) The Underwriters shall have received from Deloitte & Touche LLP, or other independent certified public accountants acceptable to the Underwriters, a letter, dated as of the date of this Agreement in the form heretofore agreed to.


     (o) Prior to the Closing Date, Brown & Wood LLP, as counsel for the Underwriters, shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance of the Class A Certificates and the sale of the Class A Certificates to the Underwriters as herein contemplated and related proceedings or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Seller, the Depositor and the Master Servicer in connection with the issuance of the Class A Certificates and the sale of the Class A Certificates to the Underwriters as herein contemplated shall be satisfactory in form and substance to the Underwriters and Brown & Wood LLP.

     (p) Since the respective dates as of which information is given in the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial condition, stockholders' equity or results of operations of the Seller, the Depositor or the Master Servicer otherwise than as set forth or contemplated in the Prospectus, the effect of which is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Class A Certificates on the terms and in the manner contemplated in the Prospectus.

     (q) Prior to the Closing Date, the Seller, the Depositor and the Master Servicer shall have furnished to you such further information, certificates and documents as you may reasonably request.

     If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 8.

     SECTION 8. Payment of Expenses. The Seller, the Depositor and the Master Servicer jointly and severally agree to pay all expenses incident to the performance of their obligations under this Agreement, including without limitation those related to (i)the filing of the Registration Statement and all amendments thereto, (ii)the preparation, issuance and delivery of the Certificates, (iii)the fees and disbursements of Morrison & Hecker, L.L.P./Brown & Wood LLP, as special counsel for the Seller, the Depositor and the Master Servicer, and Deloitte & Touche LLP, accountants of the Seller, the Depositor and the Master Servicer, (iv)the qualification of the Class A Certificates under securities and Blue Sky laws and the determination of the eligibility of the Class A Certificates for investment in accordance with the provisions of subsection 6(f) including filing fees, and the fees and disbursements of Brown & Wood LLP, as counsel for the Underwriters, (v)the printing and delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Registration Statement and Prospectus and all amendments and supplements thereto, and of any Blue Sky Survey, (vi)the delivery to the Underwriters, in such quantities as you may reasonably request, of copies of the Pooling and Servicing Agreement, the Insurance Agreement and Insurance Indemnification Agreement, (vii)the fees charged by nationally recognized statistical rating agencies for rating the Class A Certificates,
(viii)the fees and expenses of the Trustee and its counsel and (ix)the fees and expenses of the Certificate Insurer and its counsel.

     If this Agreement is terminated by you in accordance with the provisions of Section 7, the Seller, the Depositor and the Master Servicer shall reimburse you for all reasonable out-of-pocket expenses, including the fees and disbursements of Brown & Wood LLP, as counsel for the Underwriters.

     SECTION 9. Indemnification. (a) The Master Servicer, the Depositor and the Seller jointly and severally agree to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of Section 15 of the 1933 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be a part of the Registration Statement pursuant to Rule 430A under the 1933 Act, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless (a) such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Depositor, or information electronically transmitted to the Depositor, by the Underwriters or the Certificate Insurer expressly for use in the Registration Statement (or any amendment thereto), (b) such loss, liability, claim, damage or expense is incurred by an Underwriter solely as a result of the distribution by it of Computational Materials in violation of Section 2(a) hereof or (c) such untrue statement or omission or alleged untrue statement or omission was made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such loss, claim, damage or liability suffered or incurred by an Underwriter resulted from an action, claim or suit by any person who purchased the Class A Certificates from such Underwriter in the offering and (2) such Underwriter failed to deliver or provide a copy of the Prospectus dated January __, 1997 to such person at or prior to the confirmation of the sale of such Class A Certificates in any case where such delivery is required by the 1933 Act;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

          (iii) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by you) as reasonably incurred in investigating, preparing to defend or defending against or appearing as a third party witness with respect to any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, as such expense is incurred and to the extent that any such expense is not paid under (i) or (ii) above.

     This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

     (b) Each of the Underwriters severally agrees to indemnify and hold harmless the Seller and the Depositor, each of their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Seller and/or the Depositor within the meaning of Section 15 of the 1933 Act (each, an "Indemnified Party") against any and all loss, liability, claim, damage and expense, as incurred, described in the indemnity contained in subsection (a) of this Section 9, arising out of any untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Seller and/or to the Depositor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto). The parties hereto acknowledge that the only information supplied to the Seller and/or to the Depositor by the Underwriters expressly for use in the Registration Statement or the Prospectus is limited to the information set forth in the second sentence of the fourth paragraph on the cover, the third paragraph on page 2, and the second paragraph under the caption "Underwriting" in the Prospectus. In addition, each Underwriter severally agrees to indemnify and hold harmless each Indemnified Party against any and all loss, liability, claim, damage and expense, as incurred, arising solely out of any breach of such Underwriter's representation and warranty set forth in Section 2(a) hereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have.

     (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it with respect to which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have hereunder unless it has been materially prejudiced by such failure to notify or from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless (i) if the defendants in any such action include one or more of the indemnified parties and the indemnifying party, and one or more of the indemnified parties shall have employed separate counsel after having reasonably concluded that there may be legal defenses available to it or them that are different from or additional to those available to the indemnifying party or to one or more of the other indemnified parties or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the commencement of the action.

     SECTION 10.Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 9 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Master Servicer, the Depositor and the Seller on the one hand, and the Underwriters (or Underwriter, if such loss, liability, claim, damage or expense arises solely as a result of such Underwriter's breach of the representation and warranty set forth in
Section 2(a) hereof), on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Seller and/or the Depositor and one or more of the Underwriters (i) except for any Underwriter's indemnification arising solely from a breach of its representation and warranty set forth in Section 2(a) hereof, in such proportion as shall be appropriate to reflect the relative benefits to the Master Servicer, the Depositor and the Seller on the one hand and the Underwriters on the other in connection with the matter to which the indemnification relates, which relative benefits shall be deemed to be in such proportions the Underwriters shall be responsible for that portion represented by the percentage that the underwriting discount on the cover of the Prospectus at the Closing Time bears to the initial public offering price for the Class A Certificates as set forth thereon, and the Master Servicer, the Depositor and the Seller shall be jointly and severally responsible for the balance or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or otherwise prohibited hereby, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Master Servicer, the Depositor and the Seller on the one hand and the Underwriters or Underwriter, as applicable, on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Master Servicer, the Depositor or the Seller, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Master Servicer, the Depositor, the Seller and the Underwriters agree that it would not be just and equitable if contributions pursuant to this
Section 10 were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this Section 10. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim that is the subject of this Section 10. Notwithstanding the provisions of this Section 10, except for any loss, claim, damage, liability or expense resulting solely from any Underwriter's breach of the representation and warranty set forth in Section 2(a) hereof, [no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A Certificates underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect of such losses, liabilities, claims, damages and expenses.] The Underwriters' obligations in this Section 10 to contribute are several in proportion to their respective underwriting obligations and not joint, and no Underwriter shall be required to contribute to any loss, liability, claim, damage or expense as a result of another Underwriter's breach of the representation and warranty set forth in
Section 2(a) hereof. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it shall promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 9 hereof). For purposes of this Section 10, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each respective director of the Seller and/or the Depositor, each respective officer of the Seller and/or the Depositor who signed the Registration Statement, and each person, if any, who controls the Seller and/or the Depositor within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Seller and/or the Depositor.

     SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or contained in certificates of officers of the Seller, the Depositor or the Master Servicer submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling person thereof, or by or on behalf of the Seller, the Depositor or the Master Servicer and shall survive delivery of any Underwritten Certificates to the Underwriters.


     SECTION 12. Termination of Agreement. You, as representative of the Underwriters, may terminate this Agreement, immediately upon notice to the Depositor, at any time at or prior to the Closing Date (i) if there has been an outbreak or material escalation of hostilities involving the United States of America where armed conflict appears imminent, or the declaration by the United States of America of a national emergency or war, if the effect of any such event in the Underwriters' reasonable judgment makes it impracticable or inadvisable to proceed with the public offering of the Class A Certificates or
(ii) if trading generally on the New York Stock Exchange has been suspended, or minimum prices have been established by the exchange or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either federal or New York State authorities. In the event of any such termination, the covenant set forth in subsection 6(b), the provisions of Section 8, the indemnity agreement set forth in Section 9, and the provisions of Sections 10 and 15 shall remain in effect.

     SECTION 13. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Class A Certificates shall fail at the Closing Date to purchase the Class A Certificates which it is (or they are) obligated to purchase hereunder (the "Defaulted Certificates"), then such of the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, you have not completed such arrangements within such 24-hour period, then:

          (i) if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Class A Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

          (ii) if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Class A Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

     No action taken pursuant to this Section 13 shall relieve any defaulting Underwriter from the liability with respect to any default of such Underwriter under this Agreement.

     In the event of a default by any Underwriters as set forth in this Section 13, either you or the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement or Prospectus or in any other documents or arrangements may be effected.


     SECTION 14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to them at the address set forth on the first page hereof. Notices to the Seller, the Depositor or the Master Servicer shall be directed to Block Mortgage Finance, Inc., 4435 Main Street, Suite 500, Kansas City, Missouri 64111, to the attention of the Secretary, with a copy to the Treasurer.

     SECTION 15. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Seller, the Depositor and the Master Servicer, and their respective successors. Nothing expressed or mentioned in this Agreement is intended nor shall it be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives (to the extent of their rights as specified herein) and except as provided above for the benefit of no other person, firm or corporation. No purchaser of Class A Certificates from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

     SECTION 16. Governing Law and Time. This Agreement shall be governed by the law of the State of New York and shall be construed in accordance with such law. Specified times of day refer to New York City time.

     SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original of any party whose signature appears on it, and all of which shall together constitute a single instrument.

     If the foregoing is in accordance with the Underwriters' understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement among the Underwriters, the Seller, HFC and the Subservicers in accordance with its terms.

                              Very truly yours,

                              BLOCK MORTGAGE FINANCE, INC. as
                              Depositor

                              By:________________________________________
                              Name:
                              Title:


                              COMPANION MORTGAGE CORPORATION, as
                              Seller

                              By:________________________________________
                              Name:
                              Title:

                              BLOCK FINANCIAL CORPORATION, as
                              Master Servicer

                              By:________________________________________
                              Name:
                              Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

MORGAN STANLEY & CO. INCORPORATED
     as Representative of the Underwriters


By:________________________________
Name:
Title:



                                                   Schedule A
                                                   ----------
                                                  Underwriting
                                                  ------------

                          Class A-1        Class A-2        Class A-3        Class A-4         Class A-5
       Underwriter      Certificates     Certificates     Certificates     Certificates      Certificates
       -----------      ------------     ------------     ------------     ------------      ------------
Morgan Stanley & Co.    $                $                $                $                 $
Incorporated...........

Salomon Brothers Inc... $                $                $                $                 $

                          EXHIBIT A


          Opinion of _________________ pursuant to
         Section 7(b) of the Underwriting Agreement

                                                                January __, 1997

MORGAN STANLEY & CO. INCORPORATED
     as Representative of the Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway

New York, New York 10036

       Re:  Block Asset Backed
            Certificates, Series 1997-1,
            -----------------------------

Ladies and Gentlemen:

  We address this opinion to you pursuant to Section 7(b) of the Underwriting Agreement dated January ___, 1997 (the "Underwriting Agreement") among ______________ and the underwriters referred to therein (together, the "Underwriters"). Pursuant to the Pooling and Servicing Agreement referred to below, the Seller will sell to the Depositor, and the Depositor will sell to the Trust all of their right, title and interest in and to the Mortgage Loans. Capitalized terms not defined herein have the meanings ascribed to them in the Underwriting Agreement.

  As special counsel for the Seller and the Depositor, we have, among other things (i) participated in the preparation of the Agreement and (ii) cooperated with officers of the Seller and the Depositor, representative of the Underwriters and independent accountants in the preparation of the Registration Statement on Form S-3 (Registration Nos. 333-14041) filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), the Prospectus dated January ___, 1997 and the Prospectus Supplement, dated January __, 1997, each in the form in which it was transmitted for filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations under the Act (together the "Final Prospectus").

  We advise you that in our opinion:

   [(i) The Agreement is not required to be qualified under the Trust Indenture Act;]

  [(ii) Neither the Seller nor the Trust created by the Agreement is an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940;]

   [(iii) The Certificates and the Agreement conform in all material respects to the respective descriptions thereof in the Final Prospectus; and]


  (iv) The statements in the Final Prospectus under the captions "Prospectus Summary--Federal Income Tax Consequences" and "Federal Income Tax Consequences" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared or reviewed by us and correctly represent our opinion.

  The opinions set forth herein are subject to the following qualifications:

  No opinion is expressed as to the effect of the compliance or noncompliance of the Seller, the Depositor or the Trustee with any state or federal laws or regulations applicable to them because of their legal or regulatory status or the nature of their respective businesses, or to the due authorization, execution and delivery of the Agreement and the Certificates. As to such matters, we have relied upon the opinion of ____________________ of even date herewith, delivered pursuant to Section 7(c) of the Underwriting Agreement, and have made no independent investigation of the matters referred to in such opinion.

  In expressing the foregoing opinions, we have examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of public officials and responsible officers of each of the Seller, the Depositor and the Trustee and other papers and matters of fact and law as we have deemed relevant and necessary as a basis for the opinions we expressed herein. We have relied, with respect to factual matters, on representations and warranties made by, and on certificates and other documents furnished by responsible officers of each of the Trustee, the Seller and the Depositor. In expressing the foregoing opinions, we have assumed, with your permission, (i) the authenticity of all documents submitted to us as originals and the conformity with the original documents of any copies of such documents submitted to us for our examination, (ii) that each of the Seller, the Depositor and the Trustee has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation and (iii) the due execution and delivery, pursuant to due authorization, of the agreements and documents referred to above by the Trustee.

  The opinions expressed herein are only with respect to federal laws of the United States and the laws of the State of New York. We consent to the reliance on this opinion by Standard & Poor's Ratings Services and Moody's Investors Service, Inc. Subject to the foregoing sentence, this opinion is being delivered solely for the benefit of the persons to whom it is addressed. Accordingly, it may not be quoted, filed with any government authority or other regulatory agency or otherwise circulated or utilized for any purpose without our prior written consent.

                                     Very truly yours,